SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934

             Date of Report (date of earliest event reported):

                             October 29, 1996

                               CILCORP INC.
          (Exact name of registrant as specified in its charter)

                                 Illinois
              (State or other jurisdiction of incorporation)

                                  1-8946
                           (Commission File No.)

                                37-1169387
                     (IRS Employer Identification No.)


300 Hamilton Blvd., Suite 300
Peoria, Illinois                                                 61602
(Address of principal executive office)                          (Zip Code)

            Registrant's telephone number, including area code:

                              (309) 675-8810
Item 5.  Other Events.


     On October 29, 1996, the Board of Directors of CILCORP Inc., an Illinois corporation (the "Company"), authorized and declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, without par value, of the Company to stockholders of record at the close of business on November 12, 1996. Each Right gives the registered holder thereof the right to purchase from the Company one one-hundredth of a share (subject to adjustment) of Series R Preferred Stock, without par value, of the Company at a purchase price of $100.00, subject to adjustment in certain circumstances. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 29, 1996 (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company as Rights Agent.

     A copy of the Rights Agreement is filed as an exhibit to this report and is incorporated herein by reference. The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.


Item 7.   Financial Statements and Exhibits.

     1. Form of Rights Agreement, dated as of October 29, 1996, between CILCORP Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

     2. Press Release issued by the registrant on October 29, 1996, concerning the Rights Agreement

     3.   Form of letter to the registrant's shareholders.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CILCORP INC.
                                (Registrant)


                                By:
                                        Robert O. Viets
                                        President and Chief Executive
                                Officer
                                Dated:  _____________________